Exhibit 16.1

September 13, 2004

U.S. Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC  20549

Re:                               Exam USA, Inc. (fka Olympic Entertainment Corp.)

We have read the statements under Item 4 of the Form 8-K report regarding the recent change of auditors.  We agree with all statements pertaining to us.

We have no basis to agree or disagree with statements pertaining to the successor accountants.

Malone & Bailey, PLLC

www.malone-bailey.com

Houston, Texas